UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2013

Petroterra Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-159517	26-3106763
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

607 28 1/4 Road, Suite 115, Grand Junction, CO	81506
(Address of principal executive offices)	(Zip Code)

(970) 683-5415
(Registrant’s telephone number, including area code)

190 Djerjinskogo Street
Ovidiopol, Odesska obl., 67801
Ukraine
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

 On November 18, 2013, Petroterra Corp. (“Company,” “we,” “our,” or “us”) entered into an Assignment of Lease (the “Agreement”) whereby Ardmore Investments Inc. (“Ardmore”) assigned to us its rights under a certain August 8, 2013 Purchase Agreement (the “Purchase Agreement”) between Ardmore and Pioneer Oil and Gas (“Pioneer”) involving the sale of 5,905.54 acres of oil and gas leases located in the Beaver Oil Prospect, Central Utah Thrust Belt, in Beaver and Sevier Counties, Utah, U.S.A. and currently owned by Pioneer (the “Leases”). Per the terms of the Agreement, we issued to Ardmore 500,000 shares of our common stock (the “Securities”) on November 18, 2013, and, in order to complete the assignment contemplated by the Agreement, we will issue Ardmore an additional 500,000 shares of our common stock upon the transfer to us of ownership in the Leases on or before April 12, 2014.

Item 3.02   Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference.

The Securities issued to under the terms of the Agreement were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Regulation S promulgated under the Securities Act (“Regulation S”). The issuances will have taken place in an “offshore transaction” (as defined in Regulation S) because all purchasers are foreign nationals.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Assignment of Lease between Ardmore Investments Inc. and Petroterra Corp., effective November 18, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROTERRA CORP.

Dated: November 20, 2013	By:	/s/ John Barton
	Name:	John Barton
	Title:	Chief Executive Officer

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